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                                                                   EXHIBIT 23.5

                      INDEPENDENT AUDITORS' CONSENT

The Board of Directors

Golden State Bancorp Inc.:

  We consent to incorporation by reference in Amendment No. 1 to the Registration Statement (No. 333-49423) on Form S-4 of Golden State Bancorp Inc. (Registration Statement) of our report dated March 17, 1998, with respect to the consolidated statements of financial condition of CENFED Financial Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and to the reference to our firm under the heading "Experts" in the Proxy Statement-Prospectus with respect to CENFED Financial Corporation and subsidiaries.

                                          /s/ KPMG Peat Marwick LLP

                                          KPMG Peat Marwick LLP

Los Angeles, California

April 29, 1998